Exhibit 99.2

Supplemental Tables

The following table displays our consolidated results of operations for the three-month and nine-month periods ended September 30, 2010 and 2009.

Income Statement:	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands)	2010	2009	2010	2009
Revenues
Net premiums written (1)	$112,912	$118,800	$361,097	$367,325
Net premiums earned	$119,158	$120,759	$350,548	$358,751
Investment income, net of investment expenses	27,084	27,786	83,343	78,416
Realized investment gains (losses)	1,322	1,925	6,394	(14,716)
Other income	340	231	758	559
Total Revenues	$147,904	$150,701	$441,043	$423,010

Benefits, Losses and Expenses
Losses and loss settlement expenses	$89,312	$115,167	$230,432	$291,803
Increase in liability for future policy benefits	7,218	6,101	20,983	15,363
Amortization of deferred policy acquisition costs	29,364	29,015	83,937	87,216
Other underwriting expenses	8,492	9,170	25,879	27,626
Disaster charges and other related expenses, net of recoveries	-	(793)	(16)	(1,339)
Interest on policyholders’ accounts	10,923	10,630	32,371	30,799
Total Benefits, Losses and Expenses	$145,309	$169,290	$393,586	$451,468

Income (loss) before income taxes	2,595	(18,589)	47,457	(28,458)
Federal income tax expense (benefit)	(1,045)	(8,433)	9,031	(16,238)
Net income (loss)	$3,640	$(10,156)	$38,426	$(12,220)

(1) The Statutory Financial Measures section of our October 25, 2010 press release defines data prepared in accordance with statutory accounting practices, which is a comprehensive basis of accounting other than U.S. GAAP.

The following table displays our consolidated financial condition at September 30, 2010 and December 31, 2009.

Balance Sheet:	September 30, 2010	December 31, 2009
(In Thousands)	(unaudited)
Total invested assets:
Property and casualty segment	$968,183	$915,055
Life insurance segment	1,564,607	1,436,786
Total cash and investments	2,680,602	2,542,693
Total assets	3,116,502	2,902,544
Future policy benefits and losses, claims and loss settlement expenses	$1,988,344	$1,927,645
Total liabilities	2,389,075	2,229,809
Net unrealized investment gains, after-tax	$113,678	$82,491
Total stockholders’ equity	727,427	672,735

Property and casualty insurance statutory capital and surplus (1) (2)	$577,372	$556,265
Life insurance statutory capital and surplus (2)	170,591	160,179

(1) Because United Fire & Casualty Company owns United Life Insurance Company, the property and casualty insurance statutory capital and surplus includes life insurance statutory capital and surplus and therefore represents our total consolidated statutory capital and surplus.
(2) The Statutory Financial Measures section of our October 25, 2010 press release defines data prepared in accordance with statutory accounting practices, which is a comprehensive basis of accounting other than U.S. GAAP.

The following tables display our net premiums written by line of business for the three-month and nine-month periods ended September 30, 2010 and 2009.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Thousands)	2010	2009	2010	2009
Net Premiums Written
Commercial lines:
Other liability (1)	$25,489	$25,911	$87,051	$92,111
Fire and allied lines (2)	23,484	24,999	75,187	78,460
Automobile	22,088	22,497	72,529	75,567
Workers’ compensation	10,375	11,434	36,942	41,745
Fidelity and surety	4,618	4,920	14,188	15,349
Miscellaneous	192	205	627	680
Total commercial lines	$86,246	$89,966	$286,524	$303,912

Personal lines:
Fire and allied lines (3)	$6,979	$6,720	$19,158	$17,791
Automobile	3,938	3,656	11,449	10,230
Miscellaneous	123	102	380	298
Total personal lines	$11,040	$10,478	$30,987	$28,319
Reinsurance assumed	2,676	1,669	6,674	4,944
Total	$99,962	$102,113	$324,185	$337,175

(1) “Other liability” is business insurance covering bodily injury and property damage arising from general business operations, accidents on the insured’s premises and products manufactured or sold.
(2) “Fire and allied lines” includes fire, allied lines, commercial multiple peril and inland marine.
(3) “Fire and allied lines” includes fire, allied lines, homeowners and inland marine.

The following tables display our premiums earned, losses and loss settlement expenses and loss ratio by line of business for the three-month periods ended September 30, 2010 and 2009.

Three Months Ended September 30,
	2010			2009
(In Thousands) Unaudited	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio
Commercial lines
Other liability	$28,335	$26,699	94.2%	$29,336	$23,437	79.9%
Fire and allied lines	24,910	21,686	87.1	26,047	47,836	183.7
Automobile	23,506	18,837	80.1	24,750	19,598	79.2
Workers’ compensation	11,459	8,116	70.8	13,205	9,022	68.3
Fidelity and surety	4,993	275	5.5	5,455	(436)	(8.0)
Miscellaneous	198	31	15.7	217	47	21.7
Total commercial lines	$93,401	$75,644	81.0%	$99,010	$99,504	100.5%

Personal lines
Fire and allied lines	$6,230	$3,198	51.3%	$5,644	$6,262	110.9%
Automobile	3,735	3,308	88.6	3,325	3,882	116.8
Miscellaneous	121	(143)	N/A	93	38	N/A
Total personal lines	$10,086	$6,363	63.1%	$9,062	$10,182	112.4%
Reinsurance assumed	2,687	1,603	59.7%	1,677	1,052	62.7%
Total	$106,174	$83,610	78.8%	$109,749	$110,738	100.9%

The following tables display our premiums earned, losses and loss settlement expenses and loss ratio by line of business for the nine-month periods ended September 30, 2010 and 2009.

Nine Months Ended September 30,
	2010			2009
(In Thousands) Unaudited	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio	Premiums Earned	Losses and Loss Settlement Expenses Incurred	Loss Ratio
Commercial lines
Other liability	$85,056	$58,644	68.9%	$90,973	$72,658	79.9%
Fire and allied lines	73,754	60,967	82.7	77,068	96,371	125.0
Automobile	69,732	49,320	70.7	73,523	52,234	71.0
Workers’ compensation	34,305	19,899	58.0	39,359	30,188	76.7
Fidelity and surety	13,969	2,757	19.7	15,597	735	4.7
Miscellaneous	597	76	12.7	642	165	25.7
Total commercial lines	$277,413	$191,663	69.1%	$297,162	$252,351	84.9%

Personal lines
Fire and allied lines	$18,317	$11,023	60.2%	$16,431	$14,741	89.7%
Automobile	10,818	9,265	85.6	9,594	8,804	91.8
Miscellaneous	324	(219)	(67.6)	266	304	114.3
Total personal lines	$29,459	$20,069	68.1%	$26,291	$23,849	90.7%
Reinsurance assumed	6,677	3,759	56.3%	4,968	3,211	64.6%
Total	$313,549	$215,491	68.7%	$328,421	$279,411	85.1%